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                                                                    EXHIBIT 23.7

April 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Transworld Healthcare, Inc.
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Gentlemen:

Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to the use of my name in the Registration Statement as a nominee to the Board of Directors of Transworld Healthcare, Inc.

Very truly yours,

/s/ Frederick S. Moseley IV
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Frederick S. Moseley IV